Exhibit 10.11

FIFTH AMENDMENT TO CREDIT AGREEMENT AND WAIVER AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT AND WAIVER AGREEMENT, dated as of July 29, 2015 (this “Agreement”), is entered into among EVO PAYMENTS INTERNATIONAL, LLC, a Delaware limited liability company (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and SUNTRUST BANK, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of May 30, 2012, as amended by (i) the First Amendment to Credit Agreement and Security Agreement dated as of June 7, 2013, (ii) the Second Amendment to Credit Agreement dated as of December 24, 2013, (iii) the Third Amendment to Credit Agreement dated as of May 8, 2014 and (iv) the Fourth Amendment to Credit Agreement dated as of May 7, 2015 (as the same may be further amended, modified, extended, supplemented or restated from time to time, the “Credit Agreement”).

WHEREAS, the parties hereto have agreed to amend the Credit Agreement as further provided herein.

WHEREAS, the Borrower has advised the Administrative Agent and the Lenders that an Event of Default has occurred and is continuing under Section 8.1(d) of the Credit Agreement as a result of the Loan Parties failure to comply with Section 6.3 of the Credit Agreement for the Fiscal Quarter ending March 31, 2015 (the “Existing Event of Default”).

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders agree to waive the Existing Event of Default.

NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Waiver. Subject to the satisfaction of the conditions precedent in Section 3 hereof, the Lenders hereby agree to waive the Existing Event of Default. The above waiver shall not modify or affect the Loan Parties’ obligations to comply fully with the terms of Section 6.3 of the Credit Agreement for any future periods or any other duty, term, condition or covenant contained in the Credit Agreement or any other Loan Document. The waiver is limited solely to the specific waiver identified above and nothing contained in this Agreement shall be deemed to constitute a waiver of any other rights or remedies the Administrative Agent or any Lender may have under the Credit Agreement or any other Loan Document or under applicable law.

2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) The definition of “Consolidated Fixed Charge Coverage Ratio” in Section 1.1 of the Credit Agreement is hereby amended to add the following proviso immediately following clause (b) thereof:

“; provided that, notwithstanding the actual date on which such distributions were made, for purposes of calculating the Consolidated Fixed Charge Coverage Ratio, Permitted Tax Distributions shall be deemed to be (x) $4,773,717 with respect to the Fiscal Quarter ending March 31, 2015 and (y) with respect to the Fiscal Quarter ending June 30, 2015 and each Fiscal Quarter thereafter until the Fiscal Quarter immediately following the Fiscal Quarter that the Overpayment Reserve is reduced to $0, an amount equal to (A) the Overpayment Amount applied as a credit towards the Permitted Tax Distributions that are permitted to be paid under Section 7.5(c) and would have otherwise been paid in cash during such period plus (B) any additional Permitted Tax Distributions actually paid in cash during such period.”

(b) The following definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“Overpayment Amount” shall mean $19,605,468.00, representing an overpayment of the Permitted Tax Distributions permitted to be paid by Section 7.5(c) for the 2014 Fiscal Year.

“Overpayment Reserve” shall mean (a) $19,605,468.00 minus (b) Permitted Tax Distributions that the Borrower would have made in cash for periods ending June 30, 2015 and thereafter but for the prior Overpayment Amount.

(c) Section 4.4 of the Credit Agreement is hereby amended by deleting the last sentence thereof in its entirety and replacing it with the following:

“Since December 31, 2014, there have been no changes with respect to the Borrower and its Restricted Subsidiaries which have had or could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.”

(d) Section 7.3(a) of the Credit Agreement is hereby amended to add the following immediately following clause (v):

“and (vi) EVO Payment Systems, LLC (x) may sell its sole asset, which is the Capital Stock in EVO Payments International Corp. – Canada to EVO Merchant Services UK 1 Ltd., a wholly-owned, indirect Subsidiary of the Borrower and (y) following such sale, may dissolve.”

3. Effectiveness; Conditions Precedent. The Amendments set forth in Section 2 and the Waiver set forth in Section 1 above shall become effective on the date first written above (the “Fifth Amendment Effective Date”), when the following conditions shall have been satisfied:

(a) The Administrative Agent shall have received a counterpart of this Amendment signed by or on behalf of the Borrower, the Guarantors, the Administrative Agent and the Required Lenders.

(b) The Loan Parties shall have reimbursed the Administrative Agent for all reasonable, out-of-pocket costs and expenses of the Administrative Agent incurred in connection with the preparation, execution and delivery of this Agreement that have been invoiced to the Borrower at least one (1) day prior to the execution of this Agreement, including, without limitation, the reasonable fees and expenses of Moore & Van Allen PLLC.

(c) Receipt by the Administrative Agent of payment of all fees due and payable by the Loan Parties on or prior to the Fifth Amendment Effective Date to or for the account of the Lenders that have been invoiced to the Borrower at least one (1) day prior to the Fifth Amendment Effective Date.

(d) All of the representations and warranties in the Loan Documents are true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of the Fifth Amendment Effective Date (other than representations and warranties which are as of a specific date, which shall be true and correct in all material respects or in all respects, as applicable, as of such date).

4. FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the date of this Agreement, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.147 1-2(b)(2)(i).

5. Ratification of Credit Agreement. Each Loan Party acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents, as amended hereby. This Agreement is a Loan Document.

6. Authority/Enforceability. Each Loan Party represents and warrants as follows:

(a) It has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Agreement.

(b) This Agreement has been duly executed and delivered by such Loan Party and constitutes its valid and binding obligations, enforceable in accordance with its terms, subject to applicable Debtor Relief Laws and to general principles of equity.

(c) No consent or approval of, registration or filing with, or any action by, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by such Loan Party of this Agreement.

(d) The execution and delivery of this Agreement does not (i) contravene the terms of its Organization Documents, (ii) violate any Requirements of Law or (iii) contravene any material contracts to which such Loan Party is bound.

7. Representations and Warranties of the Loan Parties. Each Loan Party represents and warrants to the Lenders that after giving effect to this Agreement (a) the representations and warranties set forth in Article IV of the Credit Agreement are true and correct in all material respects (or, if such representation or warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct in all respects as written) as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and (b) no event has occurred and is continuing which constitutes a Default.

8. Counterparts/Telecopy. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Agreement by telecopy or other secure electronic format (.pdf) shall be effective as an original.

9. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11. Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

12. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	EVO PAYMENTS INTERNATIONAL, LLC, a Delaware limited liability company

	By:	/s/ Ray Sidhom
	Name:	Ray Sidhom
	Title:	Authorized Officer

GUARANTORS:

EVO MERCHANT SERVICES, LLC

ENCORE PAYMENT SYSTEMS, LLC

VISION PAYMENT SOLUTIONS, LLC

NATIONWIDE PAYMENT SOLUTIONS

COMMERCE PAYMENT GROUP

EVO DIRECT, LLC

PRODIGY PAYMENT SYSTEMS

MOMENTUM PAYMENT SYSTEMS

MOCA PAYMENT SYSTEMS, LLC

POWERPAY, LLC

POWERPAY CAPITAL, LLC

EVO PAYMENT SYSTEMS, LLC

EVO POWERPAY HOLDINGS, LLC

CVE EVO, LLC

E-ONLINEDATA, LLC

E-ONLINEDATA-POWERPAY, LLC

MEINC, LLC,

	By:	/s/ Ray Sidhom
	Name:	Ray Sidhom
	Title:	Authorized Officer

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ADMINISTRATIVE AGENT:	SUNTRUST BANK, as Administrative Agent, Issuing Bank and Swingline Lender

	By:	/s/ David Bennett
	Name:	David Bennett
	Title:	Director

LENDERS:	SUNTRUST BANK, as a Lender

	By:	/s/ David Bennett
	Name:	David Bennett
	Title:	Director

FIFTH THIRD BANK, as a Lender

	By:	/s/ Carrie Weisman
	Name:	Carrie Weisman
	Title:	VP

JPMORGAN CHASE BANK, N.A., as a Lender

	By:	/s/ Bruce S. Borden
	Name:	Bruce S. Borden
	Title:	Executive Director

PEOPLE’S UNITED BANK, as a Lender

	By:	/s/ Meaghan Zanfardino
	Name:	Meaghan Zanfardino
	Title:	Senior Vice President

SANTANDER BANK, N.A., (f/k/a SOVEREIGN BANK) as a Lender

	By:	/s/ Douglas J. Meyer
	Name:	Douglas J. Meyer
	Title:	Vice President

SYNOVUS BANK, as a Lender

	By:	/s/ Matthew McKee
	Name:	Matthew McKee
	Title:	Corporate Banker

SANTANDER BANK, N.A. (f/k/a SOVEREIGN BANK), as a Lender

	By:	/s/ Douglas J. Meyer
	Name:	Douglas J. Meyer
	Title:	Vice President

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COMERICA BANK, as a Lender

By:	/s/ Timothy O’Rourke
Name: Timothy O’Rourke
Title: Vice President

COMMUNITY & SOUTHERN BANK, as a Lender

By:	/s/ Brian R. McLean
Name: Brian R. McLean
Title: SVP, Director Corporate Banking

BANK OF AMERICA, N.A., as a Lender

By:	/s/ David H. Strickert
Name: David H. Strickert
Title: Managing Director

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Susan J. Dimmick
Name: Susan J. Dimmick
Title: Managing Director

REGIONS BANK, as a Lender

By:	/s/ Knight D. Kieffer
Name: Knight D. Kieffer
Title: Vice President

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SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Christakis Droussiotis
Name: Christakis Droussiotis
Title: Managing Director

ALLIED IRISH BANKS PLC, as a Lender

By:	/s/ Roisin O’Connell
Name: Roisin O’Connell
Title: Senior Vice President

By:	/s/ Lauren Bourke
Name: Lauren Bourke
Title: Assistant Vice President

BMO HARRIS BANK, N,A., as a Lender

By:	/s/ Christina Boyle
Name: Christina Boyle
Title: Director

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Kirk L. Tashjian
Name: Kirk L. Tashjian
Title: Director

By:	/s/ Michael Winters
Name: Michael Winters
Title: Vice President

AIB DEBT MANAGEMENT LIMITED, as a Lender

By:	/s/ Roisin O’Connell
Name: Roisin O’Connell
Title: Senior Vice President
Investment Advisor to AIB Debt Management, Limited

By:	/s/ Lauren Bourke
Name: Lauren Bourke
Title: Assistant Vice President
Investment Advisor to AIB Debt Management, Limited